Exhibit 10.9

TRANSITION AGREEMENT
This Transition Agreement (“Agreement”) is made on July 15, 2022 by and between Vishay Americas, Inc., a Delaware corporation (“Vishay Americas”), Vishay Intertechnology, Inc., a Delaware corporation and the parent company of Vishay Americas (the “Company”) and David Valletta (“Executive”) (jointly referred to as the “Parties” and singularly as a “Party”):
RECITALS
WHEREAS, Executive is presently employed by Vishay Americas as its Executive Vice President, Worldwide Sales (“EVP Sales”);
WHEREAS, the Parties entered into an Amended and Restated Employment Agreement, dated as of February 15, 2018 and a First Amendment to the Amended and Restated Employment Agreement, dated as of February 23, 2021 (collectively, the “Employment Agreement”);
WHEREAS, Vishay Americas wishes to terminate Executive’s employment, effective upon the close of business on December 31, 2022 (the “Termination Date”), which will constitute a termination without Cause (as defined below), provided that Executive’s employment is not terminated prior to December 31, 2022 by Vishay Americas for Cause or due to Executive’s death or Disability;
WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions of Executive’s remaining period of employment and Executive’s entitlements in connection with the cessation of his employment; and
WHEREAS, each capitalized term not defined herein shall have the meaning ascribed to such term in the Employment Agreement.
NOW THEREFORE, in consideration of the mutual promises made herein, intending to be legally bound, the Parties hereby agree as follows:
1. Transition Period; Cessation of Employment.
(a) Vishay Americas agrees to continue to employ Executive, and Executive agrees to remain in employment with Vishay Americas, until the earliest of (i) the Termination Date, (ii) the date of Executive’s death or Disability, or (iii) the date Executive’s employment is terminated by Vishay Americas with Cause.  For the purposes of this Agreement, “Cause” has the meaning set forth in the Employment Agreement except that the reference to the Employment Agreement in clause (iii) therein shall be deemed to also include this Transition Agreement.
(b) During the period between the date hereof and the Termination Date (the “Transition Period”), Executive agrees to devote his reasonable best efforts and full business time to the performance of his duties for the Company Group, including, but not limited to, making good faith efforts to prepare the Company Group for an orderly transition of his duties to other Company Group personnel.

(c) Executive hereby resigns all offices, titles and positions with the Company Group (including his position as EVP Sales) as of the Termination Date and agrees to execute such further documents as the Company Group may reasonably request to confirm such resignation.  Executive further agrees that no compensation or other amounts are payable in connection with the cessation of his employment and service, except as expressly provided in this Agreement.
2. Compensation During the Transition Period.  Subject to Executive’s continued employment through the Transition Period, Executive will continue to be paid his base salary at the current rate through the Transition Period.
3. Compensation Upon Cessation of Employment. In the event of Executive’s cessation of employment prior to the Termination Date due to his death, Disability, or a termination by the Company for Cause, the consequences of such termination shall be as set forth in the Employment Agreement. Provided that Executive remains employed with Vishay Americas until the Termination Date, and subject to Executive (i) executing this Agreement within 21 days of the date hereof, and such Agreement (including Section 6 hereof) becoming irrevocable in accordance with its terms, (ii) executing the Subsequent Release attached as Exhibit A hereto within 53 days following the Termination Date and such Subsequent Release becoming irrevocable in accordance with its terms, and (iii) complying with Section 7 of the Employment Agreement, Executive shall be entitled to the items of compensation set forth in Sections 3(a), 3(b) and 3(c) of this Agreement.  Executive acknowledges and agrees that Executive will not be entitled to such items of compensation if he does not execute this Agreement and the Subsequent Release in accordance with their terms:
(a) Cash Severance.  Executive will continue to receive his base salary as in effect on the Termination Date until the third (3rd) anniversary of the Termination Date, payable in installments in accordance with Vishay Americas’ standard payroll practices (but no less frequently than monthly), provided however, that if a Change in Control (as defined in the Employment Agreement, but that also constitutes a “change in control event” described in Treas. Reg. § 1.409A-3(i)(5)(i)) occurs prior to the Termination Date, the amounts otherwise payable under this Section 3(a) will instead be paid in a single lump sum within 60 days following the Termination Date.
(b) 2022 Annual Bonus.  Executive will be eligible to receive a 2022 annual performance bonus as described in Section 4.2 of the Employment Agreement.  Such bonus will be determined in the same manner and paid at the same time as would have been the case in the absence of Executive’s termination of employment.
(c) Treatment of Equity Awards.  Service-based vesting criteria applicable to Executive’s outstanding equity awards as of the Termination Date shall be deemed satisfied, whereas performance-based vesting criteria will remain in effect through the end of the applicable performance period, and all such awards will be settled in accordance with the applicable award agreements.
Subject to any delay required under Section 6.3 of the Employment Agreement (which section will continue in effect to facilitate compliance with Section 409A of the Internal Revenue Code), the benefits described in Sections 3(a) and 3(b) above will be paid or will begin to be paid, as applicable, as soon as practicable after the Subsequent Release becomes irrevocable (or, in the case of the payment described in 3(b) above, at such later time as such bonus would have otherwise been payable in the absence of such termination); provided, that no payments shall be made prior to January 1, 2023.

4. Restrictive Covenants.  Executive agrees and acknowledges that Section 7 of the Employment Agreement (regarding restrictive covenants) will survive the cessation of Executive’s employment with Vishay Americas and hereby affirms his obligations thereunder. Notwithstanding anything to the contrary in this Agreement, in the event that Executive breaches any of his obligations under Section 7 of the Employment Agreement, any payments or benefits not yet made or provided under Section 3 above shall be forfeited immediately. Such forfeiture shall not limit any additional equitable or legal remedies the Company Group may have with respect to Executive’s breach.
5. Payment of Accrued Compensation.  In accordance with Section 6.2(a)(i) of the Employment Agreement, Vishay Americas shall pay Executive any Accrued Compensation within 15 days following the Termination Date.
6. General Release.  Executive acknowledges that the benefits described in this Agreement will constitute full settlement of all of his rights under the Agreement and the Employment Agreement.
IN CONSIDERATION of the benefits set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Executive, on behalf of Executive and Executive’s heirs, executors, administrators, and assigns, hereby releases and discharges Vishay Americas, the Company and each of their respective past, present and future subsidiaries, divisions, affiliates and parents, and their respective current and former officers, directors, employees, agents, shareholders, employee benefit plans (and the administrator(s) and fiduciaries of such plans), attorneys, and/or owners, and their respective successors, and assigns, and any other person or entity claimed to be jointly or severally liable with Vishay Americas, the Company or any of the aforementioned persons or entities (the “Released Parties”) from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, attorney’s fees, costs, expenses, and demands whatsoever (“Claims”) which Executive and Executive’s heirs, executors, administrators, and assigns have, had, or may hereafter have against the Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the date hereof (the “General Release”).  The Claims covered by this General Release include, but are not limited to, all Claims relating to or arising out of Executive’s employment by the Company.  The Claims covered by this General Release also include, but are not limited to any and all Claims arising under any employment-related federal, state, or local statute, rule, or regulation, any federal, state or local anti-discrimination law, or any principle of tort, contract law or common law, including but not limited to, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000 et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), the Older Workers Benefit Protection Act, the Equal Pay Act of 1963, as amended, § 29 U.S.C. 206(d); the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., 42 U.S.C. § 1981, the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. §§ 200ff et seq., the Pennsylvania Human Relations Act, 43 P.S. § 951, et seq., the Connecticut Fair Employment Practices Act, CT Gen. Stat. § 46a-51 et seq., the Connecticut Whistleblower Law, CT Gen. Stat. § 31-51m, the Connecticut Free Speech Law, CT Gen. Stat. § 31-51q, and any other federal, state, or local statute; provided, however, that Executive does not release or discharge the Released Parties from any of the Company Group’s obligations to Executive under or pursuant to (i) Sections 2, 3 and 5 of this Agreement, (ii) Vishay Americas’ employee welfare benefit plans and employee benefit pension plans (other than severance benefit plans) applicable to Executive, subject to the terms and conditions of those plans, or  (iii) claims for indemnification under the by-laws or policies of insurance of Vishay Americas or the Company.  It is understood that nothing in this General Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to Executive, any such wrongdoing being expressly denied.

If a Claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceedings based on such a claim in which a Released Party is a party.
Executive represents and warrants that Executive fully understands the terms of this General Release, that Executive has been and hereby is encouraged to seek, and has sought, the benefit of advice of legal counsel, and that Executive knowingly and voluntarily, of Executive’s own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs below as Executive’s own free act.
Executive further represents and warrants that Executive has not filed, and will not file or initiate, or cause to be filed or initiated on Executive’s behalf, any lawsuit against any of the Released Parties before any federal, state, or local agency, court, or other body asserting any Claims barred or released in this General Release, and will not voluntarily participate in such a proceeding.  If Executive breaches this promise, and the action is found to be barred in whole or in part by this General Release, Executive agrees to pay the attorneys’ fees and costs, or the proportions thereof, incurred by the applicable Released Party in defending against those Claims that are found to be barred by this General Release.  Notwithstanding the foregoing, nothing in this General Release shall preclude or prevent Executive from filing a lawsuit which challenges the validity of this General Release.  Nothing in this General Release shall preclude or prevent Executive from filing a charge with the United States Equal Employment Opportunity Commission, Securities Exchange Commission, Occupational Health & Safety Administration or a similar state or local agency or pursuant to an applicable whistleblower statute.
Executive may take twenty-one (21) days to consider whether to execute the Agreement containing this General Release.  Upon Executive’s execution of the Agreement, Executive will have seven (7) days after such execution during which Executive may revoke such execution.  In order for a revocation of the Agreement to be effective, written notice of such revocation must be received by Vishay Americas within the aforementioned seven (7) day period.  If seven (7) days pass without receipt of such notice of revocation, this Agreement, including the General Release contained herein, shall become binding and effective.

Executive understands that the benefits provided under this Agreement are conditioned on this General Release and the Subsequent Release becoming binding and effective.
7. No Pending or Future Lawsuits.  Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against any member of the Company Group or any of the other Released Parties (as defined in the General Release).  Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against any member of the Company Group or any of the other Released Parties.
8. Cooperation.  Executive agrees that both before and after the Termination Date, he will cooperate fully with the Company Group and its counsel with respect to any matter (including, without limitation, litigation, investigations, or governmental proceedings) relating to his tenure with the Company Group.  Executive shall render such cooperation in a timely manner upon reasonable notice, so long as, following the Termination Date, the Company Group exercises commercially reasonable efforts to schedule and limit its need for Executive’s cooperation under this paragraph so as not to interfere with Executive’s other personal and professional commitments.
9. Notice of Improper Conduct.  Executive represents that he has or will disclose in writing to the General Counsel of the Company prior to the Termination Date any information in his possession or that he knows of concerning any conduct involving the Company Group or any of its current or former employees that he has reason to believe involves any false claims to the United States or is or may be unlawful under any other state or federal law or administrative rule or regulation or violates Company Group policy in any respect.  Executive further represents that and hereby affirms that he is not indebted to the Company Group and has not taken and will not take anything of value from the Company Group.
10. Return of Company Property.  Executive represents and warrants that Executive shall, on or prior to the Termination Date, return to Vishay Americas any and all property and equipment of it and the Company Group, including but not limited to (i) all keys, files, lists, books and records (and copies thereof) of, or in connection with, the Company Group’s business, equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company Group identification, and all other property belonging to the Company Group in Executive’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Executive’s possession relating to the business of the Company Group, including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs.  Executive shall return all copies and extracts of any of the foregoing and shall not make or retain any copy or extract thereof.
11. Third Party Claims.
(a) Except as otherwise prohibited by law, Executive agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Released Parties, unless under a subpoena or other court order to do so.  Executive agrees both to immediately notify the General Counsel of the Company upon receipt of any such subpoena or court order, and to furnish, wherever possible, within three (3) business days of its receipt, a copy of such subpoena or court order to the General Counsel.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Released Parties, Executive shall state no more than that he cannot provide counsel or assistance.

(b) Notwithstanding the foregoing, nothing in this Agreement or otherwise will prohibit Executive from reporting possible violations of federal law or regulation to any governmental agency or entity or self-regulatory organization (including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress and any agency Inspector General), or making other disclosures that are protected under the whistleblower provisions of federal law or regulations (it being understood that Executive does not need the prior authorization of Company to make any such reports or disclosures or to notify the Company Group that Executive has made such reports or disclosures).
12. Dispute Resolution.  The Parties agree that the dispute resolution provisions in Sections 7.5 and 8.8 of the Employment Agreement shall apply to any and all disputes arising out of or relating to Executive’s employment with the Company Group, the cessation of Executive’s employment with the Company Group, this Agreement and the Subsequent Release.
13. Representations.  Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.
14. Severability; Substitution.  In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.
15. Entire Agreement.  This Agreement, and the portions of the Employment Agreement expressly surviving hereunder, represent the entire agreement and understanding between the Company Group and Executive concerning the subject matter of this Agreement and Executive’s relationship with the Company Group, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Executive’s relationship with the Company Group.
16. No Oral Modification.  Any modification or amendment of this Agreement, or additional obligation assumed by either Party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or their authorized representatives.
17. Withholding.  The Company Group may withhold from all payments due to Executive (or his beneficiary or estate) under this Agreement all taxes which, by applicable federal, state, local or other law, the Company Group is required to withhold therefrom.
18. No Admissions.  Neither the execution of this Agreement by any of the Parties, nor the terms hereof, constitute or should be construed to constitute any admission or evidence of any wrongdoing, liability or violation of any federal, state or local law or the common law on the part of any of the Parties.

19. Taxation.  The Company Group makes no guaranty regarding the tax treatment of any compensation paid or payable to Executive and will have no liability to Executive if compensation paid or payable to him does not receive the intended tax treatment.
20. Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard for choice of law provisions.
21. Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Any counterpart may be executed and delivered electronically (including via docusign, portable document format or similar method) and a receiving party may rely on the receipt of a document so executed and delivered as if the original had been received.
22. Headings Irrelevant.  The headings in this Agreement are intended as a convenience to the reader and are not intended to convey any legal meaning.
23. Voluntary Execution of Agreement.  This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties.  The Parties acknowledge that:
(a) They have read this Agreement;
(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
(c) They understand the terms and consequences of this Agreement and of the releases it contains; and
(d) They are fully aware of the legal and binding effect of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date indicated below.
VISHAY AMERICAS, INC.
By: /s/ Michael S. O'Sullivan
Name: Michael S. O'Sullivan
Title: Senior Vice President
Date: July 15, 2022
VISHAY INTERTECHNOLOGY, INC.
By: /s/ Michael S. O'Sullivan
Name: Michael S. O'Sullivan
Title: Senior Vice President
Date: July 15, 2022
EXECUTIVE
/s/ David Valletta
David Valletta

Date: July 29, 2022

EXHIBIT A

SUBSEQUENT RELEASE
IN CONSIDERATION of the payments, benefits, terms and conditions set forth in the Transition Agreement entered into by and between Vishay Americas, Inc., a Delaware corporation (“Vishay Americas”), Vishay Intertechnology, Inc., a Delaware corporation, (the “Company”) and David Valletta (“Executive”), dated as of July 15, 2022, (the “Agreement”), and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Executive, on behalf of Executive and Executive’s heirs, executors, administrators, and assigns, hereby releases and discharges the Company and Vishay Americas and each of their respective past, present and future subsidiaries, divisions, affiliates and parents, and their respective current and former officers, directors, employees, agents, shareholders, employee benefit plans (and the administrator(s) and fiduciaries of such plans), attorneys, and/or owners, and their respective successors, and assigns, and any other person or entity claimed to be jointly or severally liable with Vishay Americas, the Company or any of the aforementioned persons or entities (the “Released Parties”) from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, attorney’s fees, costs, expenses, and demands whatsoever (“Claims”) which Executive and Executive’s heirs, executors, administrators, and assigns have, had, or may hereafter have against the Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the date hereof (the “Release”).  The Claims covered by this Release include, but are not limited to, all Claims relating to or arising out of Executive’s employment by the Company and the cessation thereof.  The Claims covered by this Release also include, but are not limited to any and all Claims arising under any employment-related federal, state, or local statute, rule, or regulation, any federal, state or local anti-discrimination law, or any principle of tort, contract law or common law, including but not limited to, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000 et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), the Older Workers Benefit Protection Act, the Equal Pay Act of 1963, as amended, § 29 U.S.C. 206(d); the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., 42 U.S.C. § 1981, the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. §§ 200ff et seq., the Connecticut Fair Employment Practices Act, CT Gen. Stat. § 46a-51 et seq., the Connecticut Whistleblower Law, CT Gen. Stat. § 31-51m, the Connecticut Free Speech Law, CT Gen. Stat. § 31-51q, and any other federal, state, or local statute; provided, however, that Executive does not release or discharge the Released Parties from any of the obligations of the Company or Vishay Americas to Executive under or pursuant to (i) Sections 2, 3 and 5 of the Agreement, (ii) Vishay Americas’ employee welfare benefit plans and employee benefit pension plans (other than severance benefit plans) applicable to Executive, subject to the terms and conditions of those plans, or  (iii) claims for indemnification under the by-laws or policies of insurance of Vishay Americas or the Company.  It is understood that nothing in this Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to Executive, any such wrongdoing being expressly denied.
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If a Claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceedings based on such a claim in which a Released Party is a party.
Executive represents and warrants that Executive fully understands the terms of this Release, that Executive has been and hereby is encouraged to seek, and has sought, the benefit of advice of legal counsel, and that Executive knowingly and voluntarily, of Executive’s own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs below as Executive’s own free act.  Except as otherwise provided herein, Executive understands that, as a result of executing this Release, Executive will not have the right to assert that the Company or any other of the Released Parties unlawfully terminated Executive’s employment or violated any of Executive’s rights in connection with Executive’s employment or otherwise.
Executive further represents and warrants that Executive has not filed, and will not file or initiate, or cause to be filed or initiated on Executive’s behalf, any lawsuit against any of the Released Parties before any federal, state, or local agency, court, or other body asserting any Claims barred or released in this Release, and will not voluntarily participate in such a proceeding.  If Executive breaches this promise, and the action is found to be barred in whole or in part by this Release, Executive agrees to pay the attorneys’ fees and costs, or the proportions thereof, incurred by the applicable Released Party in defending against those Claims that are found to be barred by this Release.  Notwithstanding the foregoing, nothing in this Release shall preclude or prevent Executive from filing a lawsuit which challenges the validity of this Release.  Nothing in this Release shall preclude or prevent Executive from filing a charge with the United States Equal Employment Opportunity Commission, Securities Exchange Commission, Occupational Health & Safety Administration or a similar state or local agency or pursuant to an applicable whistleblower statute.
Executive may take fifty-three (53) days to consider whether to execute this Release and deliver it to the Company.  Upon Executive’s execution of the Release, Executive will have seven days during which Executive may revoke such execution.  In order for a revocation of the Release to be effective, written notice of such revocation must be received by Michael O’Sullivan, SVP, Corporate General Counsel and Regional Country Manager at the Company, within the aforementioned seven (7) day period.  If seven (7) days pass without receipt of such notice of revocation, this Release shall become binding and effective.
Executive understands that the benefits provided under the Agreement are conditioned on this Release becoming binding and effective.
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IN WITNESS WHEREOF, Executive has executed this Release on the date indicated below.
EXECUTIVE
____________________________
David Valletta

Date:

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